Exhibit 10.4

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (the “Note Modification Agreement”) is made as of August 14, 2008, by and between Options Media Group Holdings, Inc., a Nevada corporation (the “Company”), and GRQ Consultants, Inc. 401K (the “Holder”).

WHEREAS, the Company executed that certain 7% Senior Secured Promissory Note dated July 18, 2008 in the original principal amount of Nine Hundred Thousand Dollars ($900,000.00) (a copy of which is attached as Exhibit A) (the “Note”);

WHEREAS, the Company, Options Acquisition Sub, Inc. and the Holder entered into that certain Security Agreement dated as of July 18, 2008 securing the Note and related obligations (the Security Agreement”);

WHEREAS, the Company and the Holder entered into that certain Pledge Agreement dated as of July 18, 2008 securing the Note and related obligations (the Pledge Agreement”);

WHEREAS, the parties desire to modify the Note to extend the Maturity Date of the Note to July 31, 2009; and

WHEREAS, the Holder acknowledges that it and/or its affiliates will benefit materially from this modification and, accordingly, Holder has received adequate consideration for agreeing to this extension.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Recitals.  The parties acknowledge and agree that the recitations set forth above are true and correct and are incorporated herein by reference.

2.

Promissory Note Being Modified.  The promissory note being modified by this Note Modification Agreement is that certain 7% Senior Secured Promissory Note, dated July 18, 2008, executed by the Company in favor of Holder, which is incorporated herein by reference.

3.

Amendment.  The Maturity Date of the Note shall be changed from September 18, 2008 to July 31, 2009.

4.

No Waiver.  Nothing contained herein shall be construed as a waiver of any default by the Company or election, limitation or waiver of a remedy or any other rights of Holder under the Note, the Security Agreement or the Pledge Agreement.

5.

Reaffirmation/ Inconsistent Provisions.  Except as specifically modified pursuant to this Note Modification Agreement, the Note shall remain in full force and effect.   This Note

Modification Agreement shall supersede the provisions of the Note to the extent those provisions are inconsistent with the provisions of this Note Modification Agreement.  The Company represents and warrants that there exists no default under the Note as of the date of this Agreement and no event exists, that with the giving of notice or the passage of time, could result in any default under the Note.

6.

Counterparts.  This Note Modification Agreement may be signed in counterparts which shall constitute one agreement.  It shall not be necessary for both parties to sign the same counterpart.

[Signature Pages Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Note Modification Agreement effective as of the date first written above.

MAKER:		HOLDER:
OPTIONS MEDIA GROUP HOLDINGS, INC.		GRQ CONSULTANTS, INC. 401K

By:	/s/	By:	/s/
Name: Title:			Name: Title: